Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10)(iv). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC
2018 INCENTIVE AWARD PLAN

PERFORMANCE-BASED RESTRICTED SHARE UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Performance-Based Restricted Share Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2018 Incentive Award Plan (as amended from time to time, the “Plan”) of Kiniksa Pharmaceuticals International, plc (the “Company”).

The Company has granted to the participant listed below (“Participant”) the performance-based Restricted Share Units described in this Grant Notice (the “PSUs”), subject to the terms and conditions of the Plan and the Performance-Based Restricted Share Unit Agreement attached as Exhibit A and the Performance-Based Restricted Share Unit Vesting Schedule attached as Exhibit B (together with Exhibit A, the “Agreement”), all of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Grant Number:
Number of PSUs (at Target) (the “Target Award”):

Vesting Schedule:	As set forth on Exhibit B hereto.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC	PARTICIPANT

By:

Name:	[Participant Name]
Title:

Exhibit A

PERFORMANCE-BASED RESTRICTED SHARE UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Article I
GENERAL
1.1Award of PSUs and Dividend Equivalents.
(a)The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the PSUs have vested.
(b)The Company hereby grants to Participant, with respect to each PSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable PSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid. The PSUs, together with the Dividend Equivalents, are referred to in this Agreement as this “Award”.
1.2Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in the Grant Notice, including this Agreement, and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and the Grant Notice, the terms of the Plan will control.
1.3Unsecured Promise. The PSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II
VESTING; FORFEITURE AND SETTLEMENT
2.1Earned PSUs. The PSUs shall become “Earned PSUs” following the end of the Performance Period (as such term is defined in Exhibit B to the Grant Notice) to the extent earned in accordance with Exhibit B, subject to the Compensation Committee of the Board (the “Compensation Committee”) determining, in its sole discretion, the level of achievement of the applicable Performance Criteria.
2.2Vesting; Forfeiture; Change in Control.
(a)Except as provided in Section 2.2(c) below, the Earned PSUs, if any, will vest on the Determination Date (as such term is defined in Exhibit B). Dividend Equivalents (including any Dividend Equivalent Account balance) will be earned, vest or be forfeited, as applicable, upon the earning, vesting or forfeiture of the PSU, as applicable, with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
(b)In the event of Participant’s Termination of Service for any reason, all unvested PSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in this Section 2.2(b) or in a binding written agreement between Participant and the Company. In the event of a Participant’s Termination of Service (i) by the Company or a Subsidiary without Cause or, (ii) for any Participant who is party to a binding written agreement with the Company or a Subsidiary that contains a definition of “Good Reason” and that is in effect at the time of such Termination of Service, by Participant for Good Reason (as defined in such agreement), the PSUs shall not be cancelled upon such Termination of Service and instead shall remain outstanding and eligible to become Earned

PSUs in accordance with the terms of Exhibit B and to vest on the Determination Date, with the number of Earned PSUs, if any, to be prorated based on the number of days that have elapsed in the Performance Period from the first day of the Performance Period to the date of such Termination of Service.
(c)In the event of a Change in Control, any PSUs that are determined to be Earned PSUs in connection with such Change in Control in accordance with Exhibit B shall vest as of immediately prior to the consummation of the Change in Control, subject (except as provided in Section 2.2(b) above) to Participant continuing as a Service Provider through such Change in Control.
2.3Settlement.
(a)PSUs and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable PSU, but in no event more than thirty (30) days after the PSU’s vesting date (and in all events during the applicable short-term deferral (within the meaning of Section 409A of the Code) period with respect to such PSU). Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)) and further, in the event of a Change in Control, any PSUs that vest under the terms of this Agreement shall be settled as of immediately prior to such Change in Control (subject to the consummation of the Change in Control).
(b)If a PSU is paid in cash, the amount of cash paid with respect to the PSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date (or if such day is not a trading day, the immediately preceding date on which Shares were traded). If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date (or if such day is not a trading day, the immediately preceding date on which Shares were traded).
Article III
TAXATION AND TAX WITHHOLDING
3.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2Tax Withholding.
(a)Unless the Administrator otherwise determines, the Company will (i) withhold from amounts otherwise payable under this Award in cash an amount that the Company determines to be necessary to satisfy applicable tax withholding obligations arising as a result of such cash payment under this Award and (ii) withhold from the Shares otherwise issuable under this Award a number of whole Shares which have a fair market value on the date of such withholding that the Company determines to be necessary to satisfy applicable tax withholding obligations arising as a result of such issuance of Shares under this Award.
(b)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with this Award, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with this Award. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of this Award or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure this Award to reduce or eliminate Participant’s tax liability.

Article IV
OTHER PROVISIONS
4.1Adjustments. Participant acknowledges that the PSUs, the Shares subject to the PSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2Recovery of Compensation. Participant acknowledges that this Award (including any proceeds, gains or other economic benefit Participant actually or constructively receives in connection with this Award or the sale of Shares delivered pursuant to this Award) will be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation and any other policy or policies of the Company or a Subsidiary that provides for forfeiture, disgorgement or clawback with respect to incentive compensation that includes awards under the Plan.
4.3Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.4Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.6Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the PSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.9Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets.

Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
4.11Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.12Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

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Exhibit B

PERFORMANCE-BASED RESTRICTED SHARE UNIT VESTING SCHEDULE

Capitalized terms not specifically defined in this Exhibit B have the meanings specified in the Grant Notice or Exhibit A thereto or, if not defined in the Grant Notice or Exhibit A, in the Plan.

1.General. [***] percent ([***]%) of the Target Award will be eligible to be earned subject to the terms and conditions of Section 3 of this Exhibit B based on Arcalyst Revenue (the “Revenue PSUs”) and the remaining [***] percent ([***]%) of the Target Award will be eligible to be earned subject to the terms of conditions of Section 4 of this Exhibit B based on Total Shareholder Return (as measured by TSR Percentile Rank) (the “TSR PSUs”). Arcalyst Revenue and Total Shareholder Return (as measured by TSR Percentile Rank) shall be the Performance Criteria under the Award.
2.Definitions. The terms set forth below, as used in this Exhibit B, shall the following meanings:
(a)“Arcalyst Revenue” shall mean [***].
(b)“Determination Date” shall mean the date on which the Compensation Committee determines the number of Earned PSUs, which date shall occur not later than thirty (30) days after the close of the Performance Period, or, in the event that the Performance Period ends as a result of a Change in Control, not later than the consummation of the Change in Control.
(c)“Performance Period” shall mean the period beginning on the Performance Period Start Date and ending on the Performance Period End Date.
(d)“Performance Period End Date” shall mean December 31, 2027 or, if earlier, the date of the consummation of a Change in Control.
(e)“Performance Period Start Date” shall mean January 1, 2025.
(f)“Nasdaq Biotech Index Companies” shall mean the companies making up the Nasdaq Biotechnology Index as of the Performance Period Start Date.
(g)“Total Shareholder Return” shall mean the change in value expressed as a percentage of a given dollar amount invested in a company’s most widely publicly traded stock over the Performance Period, taking into account both stock price appreciation (or depreciation) and the reinvestment of dividends (including the cash value of non-cash dividends) in such stock of the company. The sixty (60) calendar-day average closing price of the Shares and the stock of the Nasdaq Biotech Index Companies (i.e., the average closing prices over the period of trading days occurring in the sixty (60) calendar days prior to the Performance Period Start Date and ending on the Performance Period Start Date and the average closing prices over the period of trading days occurring in the final sixty (60) calendar days ending on the Performance Period End Date) will be used to value the Shares and the stock of the Nasdaq Biotech Index Companies. Dividend reinvestment will be calculated using the closing price of a Share or the stock of the applicable Nasdaq Biotech Index Company on the ex-dividend date or, if no trades were reported on such date, the latest preceding date for which a trade was reported. If a company that is included in the Nasdaq Biotech Index as of the Performance Period Start Date ceases to be publicly traded during the Performance Period, or if it publicly announced that any such company will be acquired, whether or not such acquisition occurs during the Performance Period, such company shall not be treated as a Nasdaq Biotech Index Company for purposes of the determinations herein and such company’s Total Shareholder Return shall not be included for purposes of the calculations herein.
(h)“TSR Percentile Rank” shall mean the percentage of Total Shareholder Return values among the Nasdaq Biotech Index Companies at the Performance Period End Date that are equal to or lower than the Company’s Total Shareholder Return at the Performance Period End Date, provided that if the Company’s Total Shareholder Return falls between the Total Shareholder Return of two of the Nasdaq Biotech Index Companies the TSR Percentile Rank shall be adjusted by interpolating the Company’s Total Shareholder Return on a straight-line basis between the Total Shareholder Return of the two Nasdaq Biotech Index Companies that are closest to the Company’s. For purposes of the TSR Percentile Rank calculation, the Company will be excluded from the group of Nasdaq Biotech Index Companies.
3.Earning of Revenue PSUs. No portion of the Revenue PSUs shall become earned unless Arcalyst Revenue, expressed as a percent of Target, is at or above [***] percent ([***]%). If Arcalyst Revenue is at or above [***] percent ([***]%) of Target, the number of Revenue PSUs that become Earned PSUs shall be equal to the number of Revenue PSUs multiplied by the “Applicable Percentage” set forth in the table below. In the event that Arcalyst Revenue falls between two of the percentages listed in the table below, the Applicable Percentage shall be interpolated on a straight-line basis and the percentage of the number of Revenue PSUs earned shall be based on such interpolated percentage. If Arcalyst Revenue is at or above [***] percent ([***]%) of Target, the Applicable Percentage shall be two hundred percent (200%).
Target Arcalyst Revenue ($000s)	$[***] (“Target”)

Arcalyst Revenue (% of Target)	Applicable Percentage
≥[***]%	200%
[***]%	175%
[***]%	100%
[***]%	50%
<[***]%	0%

4.Earning of TSR PSUs. No portion of the TSR PSUs shall become earned unless the TSR Percentile Rank is at or above the [***] ([***]) percentile. If the TSR Percentile Rank is at or above the [***] ([***]) percentile, the number of TSR PSUs that become Earned PSUs shall be equal to the number of TSR PSUs multiplied by the “Applicable Percentage” set forth in the table below. In the event that TSR Percentile Rank falls between two of the percentile ranks listed in the table below, the Applicable Percentage shall be interpolated on a straight-line basis and the percentage of the number of TSR PSUs earned shall be based on such interpolated percentage. If TSR Percentile Rank is at or above the [***] ([***]) percentile, the Applicable Percentage shall be two hundred percent (200%). If the Company’s Total Shareholder Return is negative, in no event shall the Applicable Percentage exceed one hundred percent (100%).
TSR Percentile Rank	Applicable Percentage
≥ [***] Percentile	200%
[***] Percentile	175%
[***] Percentile	100%
[***] Percentile	50%
< [***] Percentile	0%

5.Change in Control. In the event that the Performance Period ends as a result of a Change in Control, the portion (if any) of the Revenue PSUs and the TSR PSUs earned shall be determined by the Compensation Committee as of such Change in Control based on the extent to which the Performance Criteria have been achieved as of the Change in Control, with the TSR PSUs earned based on the TSR Percentile Rank using the per-Share price as determined in connection with the Change in Control.
6.Determinations by the Compensation Committee. At the end of the Performance Period, the Compensation Committee shall determine the extent to which, if any, the Performance Criteria have been met and the number of PSUs that are earned hereunder. Any PSUs that are earned hereunder are referred to as “Earned PSUs”. No PSUs shall be earned and shall vest until the Compensation Committee determines that the Performance Criteria have been met and determines the extent to which they have so been met. Any Earned PSUs, determined separately for the Revenue PSUs and the TSR PSUs, shall be rounded down to the nearest whole number of Shares and any fractional Earned PSUs shall be disregarded. All determinations under this Exhibit B shall be made by the Compensation Committee and will be final and binding on Participant.

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